Exhibit 5.1

October 26, 2011

GWG Holdings, Inc.

GWG Life Settlements, LLC

220 South Sixth Street, Suite 1200

Minneapolis, Minnesota 55402

Re: Registration Statement on Form S-1; Renewable Secured Debentures

Ladies and Gentlemen:

We have acted as counsel to GWG Holdings, Inc., a Delaware corporation (the “Company”) and GWG Life Settlements, LLC, a Delaware limited liability company (the “Guarantor”) in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 (Registration Number 333-174887) (as amended, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale of debt securities of the Company and related guarantee of the Guarantor.

You have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes the prospectus (the “Prospectus”). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Prospectus, as supplemented by various Prospectus Supplements, will provide for the registration by the Company of the offer and sale of up to $250,000,000 aggregate principal amount of Renewable Secured Debentures (the “Debt Securities”) which will be guaranteed (the “Guarantee”) by the Guarantor. The Debt Securities and the Guarantee will be issued pursuant to the indenture dated as of October 19, 2011 by and among the Company, the Guarantor and Bank of Utah as trustee (the “Trustee”) filed as Exhibit 4.1 to the Registration Statement, as such indenture may be amended or supplemented from time to time (the “Indenture”).

For the purposes of this opinion, we have assumed that such proceedings to be taken in the future will be timely completed in the manner presently proposed and that the terms of each issuance will otherwise be in compliance with law. As counsel to the Company and the Guarantor, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon the foregoing and upon certificates and other assurances of officers of the Company and the Guarantor and others as to factual matters without having independently verified such factual matters.

We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof, when (i) the Indenture has been executed and delivered by the Company, the Guarantor and the Trustee and (ii) the Registration Statement has been declared effective and the Indenture qualified under the Trust Indenture Act of 1939, and assuming that (a) the terms of the Debt Securities and the Guarantee as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (b)

GWG Holdings, Inc.

October 26, 2011

the Debt Securities and the Guarantee are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), then the Debt Securities and the Guarantee will constitute legally issued, valid and binding obligations of the Company and the Guarantor, respectively.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effects of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; and (iii) the invalidity under certain circumstances under law or court decisions of provisions for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy. Furthermore, we express no opinion with respect to: (a) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief; (b) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights under applicable law, principles of equity or under the Indenture; (c) waivers of broadly or vaguely stated rights; (d) provisions for exclusivity, election or cumulation of rights or remedies; (e) provisions authorizing or validating conclusive or discretionary determinations; (f) grants of setoff rights; (g) provisions to the effect that a guarantor is liable as a primary obligor, and not as a surety; (h) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy; (i) proxies, powers and trusts; (j) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; (k) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; and (l) the severability, if invalid, of provisions to the foregoing effect.

In addition, we express no opinion with respect to (i) whether acceleration of the Debt Securities may affect the collectibility of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon, (ii) compliance with laws relating to permissible rates of interest, (iii) the creation, validity, perfection or priority of any security interest, mortgage, or lien, or (iv) any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment in another currency.

With your consent, we have assumed for purposes of this opinion that: (i) each of the parties to the Indenture, the Debt Securities and the Guarantee (as applicable) other than the Company and its subsidiaries (including the Guarantor) (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) has the requisite power and authority to execute and deliver and to perform its obligations under the Indenture, the Debt Securities and the Guarantee; and (c) has duly authorized, executed and delivered the Indenture and each such Debt Security and related Guarantee; (ii) that the Indenture, the Debt Securities and the Guarantee will have been duly authorized, executed and delivered by, and constitute legally valid and binding obligations of, the parties thereto and will be, other than as to the Company and its subsidiaries (including the Guarantor) enforceable against it in accordance with their respective terms; and (iii) that the status of the Indenture, the Debt Securities and the Guarantee as legally valid and binding obligations of the respective parties thereto will not be affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.

GWG Holdings, Inc.

October 26, 2011

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder. If a prospectus supplement relating to the offer and sale of the Debt Securities and the Guarantee is prepared and filed by the Company with the Commission on a future date and the prospectus supplement contains our opinion, substantially in the form set forth above, this consent shall apply to our opinion and to the reference to us as providing such opinion.

Very truly yours, /s/ Maslon Edelman Borman & Brand, LLP

MASLON EDELMAN BORMAN & BRAND, LLP